LASERLOCK TECHNOLOGIES, INC.


                         OFFICERS STATEMENT PURSUANT TO
                   REQUIREMENTS OF SARBANES-OXLEY ACT OF 2002

     Each  of the  undersigned,  the  Chief  Executive  Officer  and  the  Chief
Financial Officer, respectively, of LaserLock Technologies, Inc. (the 'Company'), pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and 18 U.S.C. Section 1350, hereby certifies as follows:

     To my knowledge: (1) the periodic report of the Company accompanying this statement fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. Section 78m or 78o(d); and (2) the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of the Company.



Date:  August 19, 2002             /s/ Norman Gardner
                                   ----------------------------------
                                   Norman Gardner,  Chief Executive Officer


Date:  August 19, 2002             /s/ Norman Gardner
                                   ----------------------------------
                                   Norman Gardner,  Chief Financial Officer